Exhibit 1.1

Execution Version

Vulcan Materials Company

5.800% Notes due 2026

Underwriting Agreement

February 27, 2023

BofA Securities, Inc.

Truist Securities, Inc.

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Vulcan Materials Company, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA Securities, Inc. and Truist Securities, Inc. (in such capacities, the “Representatives” or “you”) are acting as representatives, an aggregate of $550,000,000 principal amount of 5.800% Notes due 2026 (the “Securities”).

The Securities will be issued pursuant to the senior debt indenture, dated as of December 11, 2007 (the “Base Indenture”), between the Company and Regions Bank, as trustee and successor to the initial trustee (in such capacity, the “Trustee”), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on the date thereof. Certain terms of the Securities will be established pursuant to a supplemental indenture to the Base Indenture to be dated as of March 3, 2023 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-254226) in respect of the Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued under the Act and no proceeding for that purpose has been initiated, or to the knowledge of the Company, has been threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Underwriting Agreement (this “Agreement”), is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 and Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into such Base Prospectus, Preliminary Prospectus or Prospectus, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(c) For the purposes of this Agreement, the “Applicable Time” is 2:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof and the Issuer Free Writing Prospectuses, if any, identified on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and when read together with the other information in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, as of the Applicable Time, at the date of the Prospectus and at the Time of Delivery (as defined below), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, as of the applicable effective date as to the Registration Statement and as of the applicable filing date and as of the Time of Delivery as to the Prospectus, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture;

(f) Neither the Company nor any of its subsidiaries has sustained since the respective dates of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto); and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material change in the capital stock or long term debt (which is debt with a maturity of a year or more) of the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) (“Significant Subsidiaries”) or any material adverse change in or affecting the business, management, financial position, shareholders’ equity, results of operations, or to the knowledge of the Company, in the business prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto);

(g) (i) The Company and its Significant Subsidiaries have good and valid title to all of the properties and assets reflected in the financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or which are not material in nature or amount; and (ii) the Company and its Significant Subsidiaries use or occupy their leased properties under valid and binding leases; except in each case as would not individually or in the aggregate have a material adverse effect on the business, consolidated financial position, shareholders’ equity, results of operations, or to the knowledge of the Company, in the business prospects of the Company and any of its subsidiaries taken as a whole (a “Material Adverse Effect”);

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized;

(i) The Company has, as of December 31, 2022, an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as (i) the enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of other remedies may be limited by equitable principles of general applicability;

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that would not individually or in the aggregate have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company; and no material consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(l) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or other organizational documents) or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for defaults that would not have a Material Adverse Effect;

(m) The Securities and the Indenture will conform in all material aspects to the descriptions thereof in the Pricing Prospectus and the Prospectus;

(n) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Disclosure Package that are not so described therein;

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) Other than as set forth in the Pricing Prospectus and the Prospectus, the property, assets and operations of the Company and its Significant Subsidiaries comply in all material respects with all applicable federal, state and local law, common law, doctrine, rule, order, decree, judgment, injunction, license, permit and regulation relating to environmental matters (the “Environmental Laws”), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect; to the knowledge of the Company, none of the property, assets or operations of the Company and its Significant Subsidiaries is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a “Hazardous Material”), or is in contravention of any Environmental Law that would have a Material Adverse Effect; neither the Company nor any subsidiary has received any notice or claim, nor are there pending or, to the Company’s knowledge, threatened lawsuits against them with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment that would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any subsidiary has any contingent liability in connection with any release of Hazardous Material into the environment, that is material with respect to the Company and its subsidiaries taken as a whole;

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r) Deloitte & Touche LLP, who have expressed its opinion with respect to certain financial statements of the Company and the Company’s internal control over financial reporting, all included or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus, was and will be an independent registered public accounting firm with respect to the Company as of the Applicable Time and the Time of Delivery, as required by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and the rules of the Public Company Accounting Oversight Board (United States);

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t) This Agreement has been duly authorized, executed and delivered by the Company;

(u) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) a violation by any such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption laws; (iii) the making or taking of an act in furtherance of any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption law; or (iv) the making, offering, requesting or taking of or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company and its subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and other applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) None of the Company, any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic of Ukraine and the so-called Luhansk People’s Republic of Ukraine (each, a “Sanctioned Country”); and the Company shall not, directly or, to the best knowledge of the Company or any of its subsidiaries, indirectly, use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Person, (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the offering and sale of the Securities, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country;

(z) The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the captions “Summary—Summary Consolidated Financial Data and Other Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(aa) The Company has not distributed and will not distribute, prior to the later of the Time of Delivery and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives;

(bb) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(cc) The Company taken as a whole is, and immediately after the Time of Delivery will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital;

(dd) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(ee) The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ff) The Company and its Significant Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Significant Subsidiaries as currently conducted, and, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Significant Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Significant Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and

(gg) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.668% of the aggregate principal amount of the Securities, plus accrued interest, if any, from March 3, 2023 to the Time of Delivery hereunder, the aggregate principal amount of the Securities, set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates or security entitlements for the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 3, 2023 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005, and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A telephonic or electronic meeting will be held on the New York Business Day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you in your reasonable judgment promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing a description of the Securities, substantially in the form attached as Schedule III hereto, and to file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file within the required time periods all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably require to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably require and to maintain such qualification so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities up to one year from the date hereof, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(d) To furnish the Underwriters with (i) electronic copies of the Prospectus on the second New York Business Day succeeding the date of this Agreement and from time to time, and (ii) written copies of the Prospectus, in each case in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders and to the Representatives as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities, without your prior written consent;

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(i) During the period beginning at the Applicable Time and ending on the later of the Time of Delivery or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172, to comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

(j) Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities; and

(k) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or any other free writing prospectus that would be required to be filed with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) or Schedule II(b) hereto, as applicable;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and sale of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters to purchase and pay for the Securities hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Preliminary Prospectus, the Prospectus, the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, and may rely upon the opinion of Womble Bond Dickinson (US) LLP with respect to matters of New Jersey law;

(c) Denson N. Franklin III, Senior Vice President, General Counsel and Secretary for the Company, shall have furnished to you his written opinion dated the Time of Delivery, in form and substance satisfactory to you, and he may rely upon the opinion of Womble Bond Dickinson (US) LLP, counsel for the Company, with respect to matters of New Jersey law;

(d) Womble Bond Dickinson (US) LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any material change in the capital stock or long term debt (which is debt with a maturity of a year or more) of the Company or any of its subsidiaries or any material change or effect in or affecting the business, business prospects, management, or consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, Alabama or New Jersey State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as you may reasonably request; and

(k) On the date hereof and on the Closing Date, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, respectively, regarding certain information in the Pricing Prospectus and the Prospectus, respectively, and in form and substance reasonably satisfactory to the Representatives.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(g) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim within 30 days after receipt of invoicing for such expense; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim within 30 days after receipt of invoicing for such expenses. The Company acknowledges that the first sentence of the fifth paragraph, the third sentence of the seventh paragraph and the first and second sentences of the ninth paragraph, in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus (such information, the “Underwriter Information”).

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection (except to the extent that the indemnifying party is materially prejudiced by reason of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnifying party was materially prejudiced as a result of the failure by the indemnified party to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The aggregate amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters , as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any (A) investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities or (B) acceptance of the Securities and payment for them hereunder. The provisions of Section 7, Section 9, this Section 11, Section 12 and Section 19 shall survive the termination or cancellation of this Agreement pursuant to Section 8(i).

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of: BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com, Attention: High Grade Transaction Management/Legal and Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326, Facsimile: (404) 926-5027, Attention: Investment Grade Debt Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent, fiduciary or financial advisor of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. It is understood and agreed among the parties hereto that the Representatives are primarily responsible for managing the offering of the Securities. Further, the Company confirms that, pursuant to its agreement with the other Underwriters, no such other Underwriter is or will be primarily responsible for managing the offering of the Securities.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. THE COMPANY (ON ITS BEHALF AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

21. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Underwriters that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signatures Follow on Next Page]

Very truly yours,

VULCAN MATERIALS COMPANY

By:	/s/ C. Wes Burton, Jr.
Name: C. Wes Burton, Jr.
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.
Acting as Representative of the
several underwriters named in
the attached Schedule I.

By:	/s/ Happy Hazelton
Name: Happy Hazelton
Title: Managing Director

TRUIST SECURITIES, INC.
Acting as Representative of the
several underwriters named in
the attached Schedule I.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$184,250,000
Truist Securities, Inc.	184,250,000
Goldman Sachs & Co. LLC	38,500,000
Regions Securities LLC	38,500,000
U.S. Bancorp Investments, Inc.	38,500,000
Wells Fargo Securities, LLC	38,500,000
FHN Financial Securities Corp.	13,750,000
Siebert Williams Shank & Co., LLC	13,750,000

Total	$550,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

None.

(b)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(c)	Additional Documents Incorporated by Reference:

None.

SCHEDULE III

Pricing Term Sheet

See attached.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus, dated February 27, 2023

Supplementing the Preliminary Prospectus Supplement, dated February 27, 2023

Registration No. 333-254226

Pricing Term Sheet

February 27, 2023

This pricing term sheet (this “Pricing Term Sheet”) relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement, dated February 27, 2023, relating to these securities (the “Preliminary Prospectus Supplement”) and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Other information presented in the Preliminary Prospectus Supplement, including financial information, is deemed to have changed to the extent affected by the changes described herein. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Prospectus Supplement.

Vulcan Materials Company

5.800% Notes due 2026

Issuer:	Vulcan Materials Company (the “issuer”)

Title of Security:	5.800% Notes due 2026 (the “notes”)

Ratings (Moody’s / S&P / Fitch):*	Baa2 (Stable) / BBB+ (Stable) / BBB (Stable)

Principal Amount:	$550,000,000

Maturity Date:	March 1, 2026

Coupon:	5.800%

Yield to Maturity:	5.812%

Benchmark Treasury:	UST 4.000% due February 15, 2026

Spread to Benchmark Treasury:	+130 bps

Benchmark Treasury Yield:	4.512%

Price to Public:	99.968% plus accrued interest, if any, from March 3, 2023

Underwriting Discount:	0.30%

Proceeds, before expenses, to us:	$548,174,000

Interest Payment Dates:	March 1 and September 1, beginning on September 1, 2023

Record Dates:	February 15 and August 15

Day Count Convention:	30/360

Trade Date:	February 27, 2023

Settlement Date:

March 3, 2023 (T+4)

We expect delivery of the notes will be made against payment therefor on or about March 3, 2023, which is the fourth business day following the date of this Pricing Term Sheet (such settlement being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this Pricing Term Sheet or on any subsequent date that is prior to the second trading day preceding the date we deliver the notes to the underwriters for the offering will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Optional Redemption:

Make-Whole Call:	At any time prior to March 1, 2024 (the date that is twenty-four months prior to the maturity date for the notes (the “par call date”)), the notes will be redeemable as a whole or in part, at our option at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) 100% of the principal amount of such notes and (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points less (b) interest accrued to the date of redemption, plus, in each case, any accrued and unpaid interest on the notes being redeemed to, but not including, the date of redemption.

Par Call:	At any time on or after the par call date, we may redeem the notes in whole or in part, at our option, from time to time at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus any accrued and unpaid interest on the notes being redeemed to, but not including, the date of redemption.

Change of Control:	If a change of control repurchase event (as defined in the Preliminary Prospectus Supplement) occurs with respect to the notes, unless we have exercised our right to redeem the notes or have defeased the notes as described in the Preliminary Prospectus Supplement, we will be required to make an irrevocable offer to each holder of the notes to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase.

CUSIP / ISIN:	929160 BA6 / US929160BA60

Joint Book-Running Managers:	BofA Securities, Inc. Truist Securities, Inc. Goldman Sachs & Co. LLC Regions Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:	FHN Financial Securities Corp. Siebert Williams Shank & Co., LLC

Denominations:	$2,000 and integral multiples of $1,000

Form of Offering:	SEC Registered

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings are subject to change depending on financial and other factors.

The issuer has filed a registration statement (including a prospectus) and the related Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the Preliminary Prospectus Supplement if you request it by contacting BofA Securities, Inc. by telephone at 1-800-294-1322 or Truist Securities, Inc. by telephone at 1-800-685-4786.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.